Exhibit 5.2

December 11, 2024

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Ladies and Gentlemen:

We have acted as United States counsel to NewAmsterdam Pharma Company N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of up to $78,975,000 in aggregate amount of (i) ordinary shares of the Company, nominal value €0.12 per share (the “Ordinary Shares”) and (ii) warrants to purchase Ordinary Shares (the “Warrants”), the terms of which will be determined by the board of directors of the Company prior to the issuance thereof, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act. The Registration Statement incorporates by reference the registration statement on Form S-3 (File No. 333-280687), which was filed with the Commission on July 3, 2024 and declared effective by the Commission on July 12, 2024 (the “Initial Registration Statement”).

We have reviewed the Registration Statement, the Initial Registration Statement, including the form of prospectus included therein and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Warrant:

(i)

the execution, delivery and performance by the Company of any warrant agreement (a “Warrant Agreement”) and all actions necessary for the issuance of the Warrants and the form and terms thereof will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company;

NewAmsterdam Pharma Company N.V.

December 11, 2024

(ii)

the Company will have duly authorized, executed and delivered any such Warrant Agreement and will have duly authorized the issuance of any such Warrants, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iii)

the prospectus included in the Initial Registration Statement will describe the Warrants offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Warrants offered thereby.

We have also assumed that the Warrants will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Initial Registration Statement and the appropriate prospectus supplement. We have assumed further that the Warrant Agreements and any Warrant issued pursuant thereto will be governed by and construed in accordance with the laws of the State of New York. We have further assumed that, at the time of the issuance, sale and delivery of any Warrant, the Company will have a sufficient number of authorized but unissued Ordinary Shares under its articles of association.

We have assumed further that the Company is, and shall remain, a company duly organized, validly existing and in good standing under the laws of the Netherlands and has, and will have, all requisite power, authority and legal right to execute, deliver and perform its obligations under the Warrants and the Warrant Agreements. With respect to all matters of laws of the Netherlands, we note that you are relying on an opinion of NautaDutilh B.V., dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that when, as and if (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver the applicable Warrant Agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any Ordinary Shares purchasable upon the exercise of such Warrants have been duly and validly authorized and reserved for issuance and sale; (v) the applicable Warrant Agreement, if any, with respect to the Warrants has been duly executed and delivered by the Company and the warrant agent; and (vi) the Warrants have been duly executed and delivered by the Company against payment therefor in accordance with any applicable Warrant Agreement, in accordance with such

NewAmsterdam Pharma Company N.V.

December 11, 2024

corporate action and applicable law and as contemplated in the Registration Statement, the Initial Registration Statement and the related prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest; (iv) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received, or (v) provisions purporting to make a party’s determination conclusive. We express no opinion as to the valid issuance or enforceability of any securities other than the Warrants, including any securities not issued by the Company.

Our opinion above is qualified to the extent that the enforcement of any Warrants denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus relating to the offer and sale of the Warrants incorporated by reference in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP